Exhibit 99.1

E2open Upsizes Existing Credit Agreement by $190 Million

AUSTIN, Texas – April 7, 2022 – E2open Parent Holdings, Inc. (NYSE: ETWO), a leading network-based provider of a cloud-based, mission-critical, end-to-end supply chain management platform, today announced it has amended and upsized its existing credit facility with an incremental term loan provided by Golub Capital.

The use of the proceeds from the upsizing will be used to finance the first purchase price payment for Logistyx Technologies and provides E2open the flexibility to settle the remaining two purchase price payments with all cash. Any excess cash from this upsized agreement in conjunction with the balance sheet cash and cash flow from operations will then be deployed for share repurchases or other general corporate purposes.

“We are excited to secure permanent financing for the recently announced acquisition of Logistyx Technologies at the same rate as our existing credit facility in the current credit environment,” said Jarett Janik, chief financial officer at E2open.

Under the terms of the upsized agreement, E2open's total credit facility will include $1.1 billion in term loan and $155 million in revolving credit facility (of which will be 100% available, post transaction). The term loan facility bears interest at LIBOR rate plus 3.50% and matures in February 2028.

About E2open

At E2open, we’re creating a more connected, intelligent supply chain. It starts with sensing and responding to real-time demand, supply and delivery constraints. Bringing together data from clients, distribution channels, suppliers, contract manufacturers and logistics partners, our collaborative and agile supply chain platform enables companies to use data in real time, with artificial intelligence and machine learning to drive smarter decisions. All this complex information is delivered in a single view that encompasses your demand, supply, logistics and global trade ecosystems. E2open is changing everything. Demand. Supply. Delivered.TM Visit www.e2open.com.

E2open and the E2open logo are registered trademarks of E2open, LLC. Demand. Supply. Delivered. is a trademark of E2open, LLC.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will,"

"could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Adam Rogers

Sr. Director of Investor Relations, E2open

adam.rogers@e2open.com

515-556-1162

Media Contact

5W PR for E2open

e2open@5wpr.com

718-757-6144

Corporate Contact

Kristin Seigworth

VP Communications, E2open

kristin.seigworth@e2open.com